EMPLOYMENT AGREEMENT

        This Employment Agreement, dated October 1, 1994, (the "Agreement") by and between Edward Kelly, residing at 1060 Appleby Court, Blue Bell, Pennsylvania 19422, (the "Employee") and Tasty Fries, Inc., a Nevada corporation (the "Employer"), located at 650 Sentry Parkway, Suite One, Blue Bell, Pennsylvania, 19422.

                                   WITNESSETH:

        A. Employee is currently employed by Employer as President and Principal Financial Officer and has been employed in such capacities since June 10, 1994;

        B. Employer wishes to secure the continued employment of Employee.

        NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth below, the parties agree as follows:

SECTION  1.  EMPLOYMENT.

        (a) The Employer hereby employs the Employee and the Employee hereby accepts employment with the Employer as President and Principal Financial Officer, subject to the terms and conditions hereinafter set forth. In such capacity, Employee's duties shall include, but not be limited to

               (i) the designing and engineering of the Employer's proprietary french fry vending machine,

               (ii) supervision, administration and management of the day-to-day financial and non-financial operations of Employer within the commonly accepted definition of said positions; and

               (iii) performance of such other duties consistent with the office of President and Principal Financial Officer including such duties that Employer may assign from time to time which are also consistent with such positions.

        (b) The Employee agrees to render such services to the Employer in the above referenced capacities during such hours and at such places as the Employer's Board of Directors shall direct. Employee hereby undertakes to perform such duties to the best of his ability.


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SECTION 2.  TERM OF EMPLOYMENT.

        The term of this Agreement shall be for a term of three (3) years which shall commence retroactively from October 1, 1993, the date on which Employee commenced providing design, engineering and consulting services to Employer although Employee did not commence employment as President and Principal Financial Officer of Employer until June 10, 1994, through September 30, 1996 and shall be automatically renewable for additional terms of one (1) year without any action on the part of the Employer or Employee, except, however, that Employer may terminate this Agreement: (i) at the end of any one (1) year period upon written notice to Employee given not less than sixty (60) days prior to the end of any term; and (ii) as provided in Section 5 hereof.

SECTION 3.  COMPENSATION.

        (a) During the term of this Agreement, Employee shall receive a salary of $10,000 per month commencing on October 1, 1994 of which amount $4,000 shall be paid in cash by the Employer. The balance of $6,000 per month shall be accrued until such time as (i) Employer is financially able to pay the accrued amount, or (ii) Employee elects to convert all or part of such accrued amount into shares of Employer's restricted common stock, $.01 par value ("Common Stock"), at a conversion price of $.20 per share for each share converted. In addition, Employee shall receive an annual bonus or bonuses, if any, in an amount to be determined by the Board of Directors in its sole discretion.

        (b) Employee's compensation shall be reduced pro rata for any period of time he does not render his services except for approved sick leave and annual vacation.

        (c) In addition, Employee shall receive, upon execution of this Agreement, an aggregate of 960,000 shares of restricted Common Stock as additional compensation for all services provided by Employee to Employer from October 1, 1993 through February 28, 1994. Said 960,000 shares of Common Stock shall be registered on a Form S-8 registration statement or equivalent form to be filed by Employer with the Securities and Exchange Commission ("SEC") provided that the Employer is current in its filings under the Securities Act of 1934 (the "Act") for the previous 12 calendar month period and is otherwise in compliance with the Act. If the Employer is not current in its filings under the Act, it shall use its best efforts to become current and shall register the Common Stock issued or to be issued to Employee within 30 days of becoming current in its filings under the Act.


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SECTION 4.  BENEFITS.

        Employee shall be entitled to receive all of the benefits made available to all employees of the Employer which shall include, but not be limited to health insurance and life insurance and such other benefits as Employer may authorize.

SECTION 5.  TERMINATION OF EMPLOYMENT.

        (a) Except as provided in Section 2 hereof, during the term of this Agreement Employee's employment may be terminated by Employer only for "cause" which shall be deemed to include:

               (i) Failure of Employee to render the services contracted for hereunder;

               (ii) Any willful or repeated failure to comply with any of the rules and policies established by Employer;

               (iii) Any act, omission of duty, misfeasance, malfeasance or other conduct which may, in Employer's sole opinion, bring discredit or injury to Employee or Employer; and

               (iv)   Any other breach of this Agreement by Employee.

        (b) In the event Employee ceases employment with Employer for any reason, all obligations of the parties to this Agreement shall cease, except for Employee's obligations pursuant to Sections 8 and 9 hereunder. Employer shall have no further obligation to Employee except for salary accrued and unpaid, if any, at the date of such termination and the issuance of Common Stock under
Section 3(c) hereunder.

SECTION 6.  EXPENSES.

        The Employee shall be entitled to receive reimbursement for all reasonable expenses incurred and substantiated by him in connection with the performance of his duties and in furtherance of the business of the Employer.

SECTION 7.  EXCLUSIVITY.

        Employee agrees to devote Employee's best efforts to Employer and agrees to remain continuously employed by Employer for the period of this Agreement and any extensions hereof, to abide by all Employer's rules and policies, now in effect or hereafter established.


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SECTION 8.  COVENANT NOT TO COMPETE AND NON-SOLICITATION OF
CUSTOMERS FOLLOWING EMPLOYMENT.

        (a) In the event Employee is terminated for cause or voluntarily ceases his employment with Employer, Employee will not, during the period of one (1) year commencing immediately after termination of his employment with Employer, directly or indirectly, either for himself or for any other person, firm, company or corporation, call upon, solicit, divert, or take away any of the customers or patrons of Employer within the United States and its territories.

        (b) In the event Employee is terminated with cause or terminates voluntarily, Employee will not, directly or indirectly, either for himself or for any other person, firm, company or corporation, compete or assist in competing with Employer's business or any business substantially similar to Employer's business anywhere in the United States and its territories.

SECTION 9.  NON-DISCLOSURE OF CONFIDENTIAL INFORMATION.

        Employee covenants and agrees that so long as Employee is employed by Employer, and at all times following the expiration or termination (for whatever reason) of such employment, Employee will not, without the prior written consent of Employer, either directly or indirectly, transmit or disclose to any person, concern, or entity any Confidential Information which Employee should reasonably know should be kept confidential. As used herein "Confidential Information" shall mean any information not generally disclosed or known to the trade or public (unless such knowledge results from disclosure by Employee) concerning the business of the Employer, including but not limited to the names and addresses of any of the customers or suppliers of services (or types of services provided), any matters relating to the Employer's french fry vending machine, the personnel assignments and policies of Employer and matters concerning the financial affairs and management of Employer and any parent, subsidiary or affiliate of Employer.

SECTION 10.  DEATH OR DISABILITY.

        This Employment Agreement shall terminate upon the death of Employee or upon the inability of Employee to substantially perform his services by reason of illness or incapacity for a period of more than three (3) consecutive months.

SECTION 11.  MISCELLANEOUS PROVISIONS.

        (a) NOTICES. Unless otherwise specifically provided herein, all notices to be given hereunder shall be in writing and sent to the parties by certified mail, return receipt requested, which shall be addressed to


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each party's respective address, as indicated above, or to such other address as such party shall give to the other party hereto by notice given in accordance with this Section and, except as otherwise provided in this Agreement, shall be effective when deposited in the United States mail, properly addressed and postage prepaid. If such notice is sent other than by the United States mail, such notice shall be effective when actually received by the party being noticed.

        (b) ASSIGNMENT. This Agreement may not be assigned in whole or in part by Employee without the express written consent of Employer.

        (c) FURTHER ASSURANCES. Both parties hereto shall execute and deliver such other instrument and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

        (d) GENDER. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine, or neuter forms and the singular form of nouns and pronouns shall include the plural and VICE VERSA.

        (e) CAPTIONS. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or prescribe the scope of this Agreement or the intent of any of the provisions hereof.

        (f) COMPLETENESS AND MODIFICATION. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings concerning the subject matter hereof and shall not be terminated, except in accordance with its terms, or amended, except in a writing executed by the parties hereto.

        (g) WAIVER. The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition.

        (h) SEVERABILITY. The invalidity of unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

        (i) CONSTRUCTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania

        (j) LITIGATION-ATTORNEYS' FEES. In connection with any litigation arising out of the enforcement of this Agreement, or for its interpretation, the prevailing party shall be entitled to recover its costs, including reasonable attorney's fees, from the other party hereto if such party was an adverse party to such litigation.


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        (k) AGREEMENT TERMS CONFIDENTIAL. The parties agree that they will not voluntarily publish, publicly disclose or disclose in a manner which will reasonably lead to publication of, the terms or provisions of this Agreement, including specifically those relating to compensation except as may be required by law.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph of this Agreement above.

WITNESSES:                                  THE EMPLOYER:

                                            TASTY FRIES, INC.,
 /S/ WITNESS                                a Nevada corporation
-------------------------

 /S/ WITNESS                                By: /S/ GARY ARZT
-------------------------                      ---------------------------------
(As to Employer)                               Gary Arzt, Chairman of the Board

                                            THE EMPLOYEE:

 /S/ WITNESS
-------------------------

 /S/ WITNESS                                By: /S/ EDWARD C. KELLY
-------------------------                      ---------------------------------
(As to Employee)                               Edward Kelly